UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

AZURRX BIOPHARMA, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York	11226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 699-7855
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 17, 2019, AzurRx BioPharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC. (“Wainwright”) as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 5.0 million shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). Each share of Common Stock was sold at a public offering price of $1.00 per share, resulting in gross proceeds to the Company of $5.0 million (the “Offering”). In addition, pursuant to the terms of the Underwriting Agreement, the Company granted to the Underwriters a 30-day option to purchase up to an additional 750,000 shares of Common Stock at the same public offering price per share.

Pursuant to the terms of the Underwriting Agreement, on July 22, 2019 (the “Closing Date”) the Company received net proceeds of approximately $4.5 million, after deducting the underwriting discount, estimated legal fees and other offering expenses payable by the Company.

The Offering was conducted pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-231954), filed with the Securities and Exchange Commission on June 5, 2019, and declared effective on June 25, 2019, including the base prospectus dated June 4, 2019 included therein and the related prospectus supplement filed on July 19, 2019. The opinion of the Company’s counsel regarding the validity of the shares issued in the Offering is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company, as well as its directors and officers, have each agreed for a period of 90 days after the Closing Date not to sell or otherwise dispose of any of the Company’s securities held by them without first obtaining the written consent of Wainwright.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

In addition to the underwriting discount received by the Underwriters, the Company also issued unregistered warrants to Wainwright to purchase up to 200,000 shares of common stock (the “Wainwright Warrants”). The Wainwright Warrants are exercisable immediately upon issuance, expire on July 17, 2024 and have an exercise price of $1.25 per share.

The foregoing description of the Wainwright Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Wainwright Warrant, attached hereto as Exhibit 4.1, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date: July 22, 2019	By:	/s/ Johan M. Spoor
Name: Johan M. Spoor
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 17, 2019
4.1	Form of Wainwright Warrant
5.1	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)